UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 22, 2012

Date of Report (Date of earliest event reported)

bebe stores, inc.

(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Valley Drive

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

(415) 715-3900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

a) On October 22, 2012, our Annual Meeting of Stockholders was held in Brisbane, California. There were 84,392,464 shares of our common stock outstanding and entitled to vote at the meeting, and of such shares, there were 75,263,078 shares present in person or represented by proxy at the meeting.

b) The following directors were elected:

	Vote For	Vote Withheld	Broker Non-Votes
Barbara Bass	73,467,911	1,668,590	126,577
Cynthia Cohen	74,105,403	1,031,098	126,577
Corrado Federico	73,469,748	1,666,753	126,577
Manny Mashouf	73,635,799	1,500,702	126,577
Caden Wang	74,426,075	710,426	126,577

There were no abstentions.

c) The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 6, 2013, was ratified with 74,456,128 votes in favor and 692,686 votes against. There were 114,264 abstentions.

d) Consistent with our shareholders’ approval that an advisory vote concerning executive compensation occur every three years, our shareholders will next be presented an advisory vote concerning executive compensation at our 2014 Annual Shareholders Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	bebe stores, inc.

	By:	/s/ Walter Parks
	Name:	Walter Parks
	Title:	Chief Operating Officer and Chief Financial Officer